Exhibit 99.3

For Immediate Release

Pomeroy IT Solutions, Inc. Announces Agreement to Be Acquired By
Platinum Equity for $6.50 Per Share in Cash

Terminates Merger Agreement with Hebron LLC

HEBRON, Kentucky, September 25, 2009 – Pomeroy IT Solutions, Inc. (NASDAQ: PMRY), an information technology ("IT") solutions provider (the "Company"), announced today that it has entered into a definitive merger agreement to be acquired by affiliates of private equity firm Platinum Equity, LLC.  Under the terms of the merger agreement, Platinum Equity, through its affiliates, will acquire all of the outstanding common stock of the Company for $6.50 per share.

The Company also announced that, immediately prior to entering into the merger agreement with Platinum Equity's affiliates, the Company terminated its previously announced merger agreement with Hebron LLC, Desert Mountain Acquisition Co., and David B. Pomeroy, II.  In accordance with the terms of that previous merger agreement, the Company paid a termination fee of approximately $1.0 million to Hebron LLC.

The Company’s Board of Directors, acting upon the unanimous recommendation of a Special Committee composed solely of independent directors unrelated to Platinum Equity, approved the merger agreement with Platinum Equity and resolved to recommend that the Company’s stockholders vote to adopt and approve that agreement.

"In spite of the downturn in the economy, the Company has improved profitability and grown its business in 2009,” said Christopher C. Froman, the Company's President and CEO. “We are pleased that Platinum Equity has agreed to purchase our company.  Platinum Equity has a distinguished record of success merging, acquiring and operating IT services and solutions companies and we believe they will add value to our business going forward."

“Following receipt of Platinum Equity's acquisition proposal, the Special Committee oversaw a competitive bidding process that has benefited stockholders through additional consideration to shareholders of over $4.8 million. We believe this all cash sale of the Company to Platinum Equity is in the best interests of the Company’s stockholders,” said Debbie Tibey, the Chairwoman of the Special Committee.

“We know the IT products and services business very well and have had great success creating value in this space,” said Jacob Kotzubei, partner at Platinum that is leading the investment.  “Pomeroy has a compelling product and service offering, strong customer and vendor relationships, and exceptionally talented employees.  We believe the management team has done an excellent job navigating the economic downturn and we look forward to supporting their growth using our full complement of mergers, acquisitions and operations capabilities.”

The merger with Platinum Equity's affiliates, which is expected to close in the fourth quarter of 2009, is subject to approval by the holders of a majority of the Company’s outstanding common stock and other customary closing conditions.

Houlihan Lokey is serving as the exclusive financial advisor to the Special Committee of the Board of Directors on the transaction.

Sheppard, Mullin, Richter & Hampton LLP is serving as legal advisor to the Special Committee of the Company’s Board of Directors in connection with the transaction.

Further Information About the Transaction

The Company has filed with the SEC a Schedule 13E-3, a preliminary proxy statement and one amendment to each such document in connection with its previous merger with Hebron LLC, Desert Mountain Acquisition Corp. and David B. Pomeroy, II.  The Company plans to file a second amendment to the preliminary proxy statement in connection with the agreement to merge with the Platinum Equity affiliate.  The Company plans to file a definitive proxy statement with the SEC and mail such definitive proxy statement to stockholders of record on the record date for the meeting at which stockholders will be asked to adopt the merger agreement with the Platinum Equity affiliate.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and stockholders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by us with the SEC, including the preliminary proxy statements, at the SEC's web site at http://www.sec.gov.  Free copies of the definitive proxy statement, when it becomes available, and the Company's other filings with the SEC may also be obtained from the Company by directing a request to Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, KY 41048, Attention: Secretary.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from the Company's stockholders with respect to the proposed merger.  Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the definitive proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company's common stock as of August 5, 2009 is also set forth in the first amendment to the preliminary proxy statement filed with the SEC on August 20, 2009.  Additional information regarding the interests of such potential participants may be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by the Company's stockholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in the Company's reports filed with the SEC, including the Company's Annual Report on Form 10–K for the year ended January 5, 2009, as amended, and the Company's Quarterly Reports on Form 10-Q for the quarters ended April 5, 2009, as amended, and July 5, 2009. This press release speaks only as of its date, and we disclaim any duty to update the information herein.

About Pomeroy IT Solutions, Inc.

Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies.  Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices.  Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.  For more information, go to www.pomeroy.com.

About Platinum Equity, LLC

Platinum Equity is a global M&A&O® firm specializing in the merger, acquisition and operation of companies that provide services and solutions to customers in a broad range of business markets, including information technology, telecommunications, logistics, metals services, manufacturing and distribution. Since its founding in 1995 by Tom Gores, Platinum Equity has completed nearly 100 acquisitions with more than $27.5 billion in aggregate annual revenue at the time of acquisition.  For more information, go to www.platinumequity.com.

Contact:

Christopher C. Froman, President & CEO
Pomeroy IT Solutions, Inc.
(859) 586-0600 x1419
cfroman@pomeroy.com

Dan Whelan
Platinum Equity
(310) 282-9202
dwhelan@platinumequity.com